EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
RRI Energy, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-107295 and 333-107296) and on Form S-8 (Nos. 333-60124, 333-60328, 333-74754, 333-74790, 333-86608, 333-86610, 333-86612, 333-98273, 333-101471, 333-101473, 333-106097, and 333-106098) of RRI Energy, Inc. of our:
Report dated February 24, 2010, with respect to (i) the consolidated balance sheets of RRI Energy, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule and (ii) the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of RRI Energy, Inc. Our report with respect to the consolidated financial statements refers to a change in accounting for fair value measurements of financial instruments in 2008.
Report dated February 24, 2010, with respect to the consolidated balance sheets of RRI Energy Mid-Atlantic Power Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, member’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of RRI Energy, Inc. Our report with respect to the consolidated financial statements refers to a change in accounting for fair value measurements of financial instruments in 2008.
Report dated February 24, 2010, with respect to the consolidated balance sheets of Orion Power Holdings, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of RRI Energy, Inc.
KPMG LLP
Houston, Texas
February 24, 2010